UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (date of earliest event reported):

April 22, 2009

PDL BioPharma, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-19756	94-3023969
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

932 Southwood Boulevard

Incline Village, Nevada 89451

(Address of principal executive offices)

Registrant’s telephone number, including area code: (775) 832-8500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(c) PDL BioPharma, Inc. (the “Company,” “PDL” or “we”) entered into an employment offer letter with Karen Wilson effective on April 22, 2009 (the “Offer Letter”) pursuant to which Ms. Wilson agreed to join the Company as Vice President of Finance and Principal Accounting Officer, effective April 22, 2009 (the “Employment Date”).

Most recently, from 2005 to 2009, Ms. Wilson served as a principal at the consulting firm Wilson Crisler LLC. Previously, from 2001 to 2004, she was chief financial officer of ViroLogic, Inc. (now Monogram Biosciences, Inc.), a life science company focused on developing and commercializing innovative products to help guide and improve the treatment of infectious diseases, cancer and other serious diseases.

Prior to joining ViroLogic, Ms. Wilson served as chief financial officer and vice president of operations for Novare Surgical Systems, Inc., a medical device manufacturer, from 1999 to 2001. Early in her career, Ms. Wilson worked for Deloitte & Touche LLP, a professional services firm, most recently as senior manager serving a diverse list of global clients in both the medical and technology fields. Wilson is a certified public accountant and received a B.S. in Business from the University of California at Berkeley.

Pursuant to the Offer Letter, we will employ Ms. Wilson as an at-will employee, with an annual base salary of $250,000. Ms. Wilson’s annual target bonus opportunity will be equal to 35% of her annual base salary, with the actual amount earned dependent upon Company and individual performance.

Effective 15 days following the Employment Date, PDL will grant Ms. Wilson a special retention incentive award (the “Special Retention Incentive”) comprised of two components: (i) the right to receive $175,000 in cash, and (ii) a number of unvested restricted shares of PDL common stock with a Grant Value equal to $75,000. For this purpose, “Grant Value” means the average of the closing prices of PDL’s common stock for the first ten trading days following the Employment Date. Subject to Ms. Wilson’s continued employment, the Special Retention Incentive will vest and become payable upon the earlier to occur of (i) December 19, 2010 or (ii) a merger or sale of PDL or a sale of all or substantially all of PDL’s assets, or any securitization or other monetization of all or substantially all of PDL’s assets.

If Ms. Wilson’s employment is terminated by us without “Cause,” as defined in the Offer Letter, or she resigns for “Good Reason,” as defined in the Offer Letter, but prior to her entitlement to the Special Retention Incentive, Ms. Wilson will receive a lump sum cash payment equal to 25% of the sum of her annual base salary and target bonus conditioned on her signing a release of all claims against PDL.

We have also agreed to provide assistance to Ms. Wilson to rent housing in Nevada proximate to our corporate headquarters and pay her a housing allowance of $3,500 per month for one year from the Employment Date. Under the Offer Letter, PDL has agreed to consider extending such housing assistance prior to the first anniversary date of the Employment Date. In addition, we agreed to reimburse Ms. Wilson up to $5,000 for moving expenses.

The Offer Letter is attached hereto as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference. The foregoing description of the Offer Letter is qualified in its entirety by reference to Exhibit 10.1.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

10.1	Offer Letter between PDL BioPharma, Inc. and Karen Wilson effective April 22, 2009.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 28, 2009	PDL BioPharma, Inc.

	By:	/s/ Christopher Stone
Christopher Stone
Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description

10.1	Offer Letter between PDL BioPharma, Inc. and Karen Wilson effective April 22, 2009.

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